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                                                  Exhibit 23.1


                       Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 1997 Long Term Incentive Plan, the 1997 Non-Employee Directors' Plan and the 1997 Employee Stock Purchase Plan of 800 Jr - CIGAR, Inc. of our report dated February 27, 1998, with respect to the consolidated financial statements and schedule of 800 JR - CIGAR, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                      /s/ Ernst & Young LLP
MetroPark, New Jersey
June 26, 1998